SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2013

ABIOMED, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09585	04-2743260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of principal executive offices) (Zip Code)

(978) 646-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 14, 2013, we held our 2013 Annual Meeting of Stockholders. The holders of 36,014,995 shares of common stock were present or represented by proxy at the meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

At the annual meeting, our stockholders elected each of Michael R. Minogue, W. Gerald Austen and Martin P. Sutter as a member of our board of directors as a Class III director to serve a three-year term expiring at the 2016 Annual Meeting of Stockholders. The votes cast in the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Minogue	28,399,868	396,442	7,218,685
W. Gerald Austen	28,698,539	97,771	7,218,685
Martin P. Sutter	28,713,569	82,741	7,218,685

Proposal Two: Advisory Vote on Executive Compensation

At the annual meeting, our stockholders voted to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement filed in connection with the annual meeting pursuant to Item 402 of Regulation S-K. The votes cast in this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,441,306	318,750	36,253	7,218,686

Proposal Three: Ratification of Appointment of our Independent Registered Public Accounting Firm

At the annual meeting, our stockholders also approved a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014. The votes cast on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,969,159	24,027	21,809	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Vice President and Chief Financial Officer

Date: August 20, 2013

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